Exhibit 99.1

AITX's SARA Industry Education Efforts Continue at ISC East as the
Company Strengthens Its Hold on Agentic AI Leadership

Company Continues to Set the Standard for Agentic AI in the Security Industry

Detroit, Michigan, November 19, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiaries, Robotic Assistance Devices, Inc. (RAD), and Robotic Assistance Devices Group (RAD-G), today announced that CEO/CTO and founder Steve Reinharz will present at ISC East in New York City Wednesday afternoon on the rise of agentic AI in real time security. His session will feature SARA™ (Speaking Autonomous Responsive Agent), the Company's multiple award-winning agentic AI platform, as the real time intelligence driving autonomous detection and response across RAD and RAD-G deployments as the Company strengthens its leadership position and sees accelerating demand for SARA powered solutions across the security industry.

ISC EAST

SIA
SECURITY INDUSTRY ASSOCIATION

RAD

SPEAKING ABOUT
Agentic AI: The Rise of Real-Time Security

STEVE REINHARZ
CEO & CTO
Robitic Assistance Devices (RAD)

Wednesday, November 19, 2025
3:15 PM - 4:00 PM EST

AITX
Artificial Intelligence Technology Solutions Inc.

Titled Agentic AI: The Rise of Real Time Security, Reinharz's presentation demonstrates the power of agentic while addressing traditional remote monitoring challenges. Attendees will see how agentic AI platforms perform human-like work more efficiently, allowing better performance and opening up new markets.

The Company noted that Reinharz takes the stage at ISC East during an exceptional period of traction across RAD and RAD-G. RAD-G is riding strong momentum following its multi-million dollar SARA contract that is expected to reach approximately $2.5 million, a clear signal of the demand for real time autonomous security at scale. Reinharz' SARA demonstrations continue to be a sought after component of major industry gatherings including ISC West, GSX 2025, the TMA Annual Meeting and TMA OPSTech, where attendance and engagement remain consistently high. The Company also referenced its soon to be released Agentic AI white paper developed with Amazon Web Services (AWS), with additional AWS support to be announced soon. These milestones reflect the widening distance between the Company and others in the sector, as SARA drives the shift toward agentic AI throughout the security industry.

"We are entering a new era of security where real time intelligence will define every successful operation," Reinharz said. "SARA shows what is possible when systems can perceive, decide and act the moment something happens. This is the future of security and safety, and it is arriving faster than most expect. Our role is to lead that shift and deliver the intelligence that modern environments demand."

The Company noted that the concepts Reinharz will cover reflect real deployments already transforming monitoring centers, GSOCs and integrated security programs. SARA is filtering out false alarms, accelerating response, and delivering consistent performance without added staffing. These capabilities are driving adoption across logistics, healthcare, retail, campuses and critical infrastructure, where organizations are turning to agentic AI to expand coverage, control costs and strengthen incident outcomes. RAD and RAD-G continue to see growing demand for SARA-powered solutions as customers shift from passive observation to active, autonomous security operations.

"It is an honor to speak at ISC East and at the many conferences, trade shows and industry forums that invite us to share our perspective," Reinharz said. "Being asked to present without an exhibit presence says a great deal about how the market views our work. It reflects a growing recognition that the innovations we are delivering with SARA are setting the direction for real time security."

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/